     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           J. C. PENNEY COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)

                                   13-5583779
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               6501 LEGACY DRIVE
                            PLANO, TEXAS 75024-3698
                                 (972) 431-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               C. R. LOTTER, ESQ.
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           J. C. PENNEY COMPANY, INC.
                   6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698
                                 (972) 431-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]
     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                 PROPOSED             PROPOSED
                                           AMOUNT                MAXIMUM              MAXIMUM             AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES           TO BE                OFFERING            AGGREGATE           REGISTRATION
         TO BE REGISTERED                REGISTERED          PRICE PER UNIT*      OFFERING PRICE*            FEE
-------------------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to
  Purchase Debt Securities........    $2,600,000,000**           100%***           $2,600,000,000          $787,879
========================================================================================================================

  * Estimated solely for the purpose of determining the registration fee.
 ** In U.S. dollars or the equivalent thereof denominated in foreign currency or composite currencies such as the European Currency Unit ("ECU"). See below for a discussion of previously registered securities to be carried forward pursuant to Rule 429.
*** Exclusive of accrued interest, if any.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     As permitted by Rule 429, the Prospectus included in this Registration Statement also relates to the Registrant's Registration Statement No. 333-06883 on Form S-3. Debt Securities and Warrants to Purchase Debt Securities registered pursuant to Registration Statement No. 333-06883 in the amount of $400,000,000 are being carried forward to the Prospectus contained in this Registration Statement. Registrant previously paid a filing fee of approximately $137,931 associated with such carried forward securities.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 14, 1997

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                    JCPenney
                           J. C. PENNEY COMPANY, INC.
                                DEBT SECURITIES
                                      AND
                      WARRANTS TO PURCHASE DEBT SECURITIES
                            ------------------------

     J. C. Penney Company, Inc. ("Company") may offer from time to time in one or more series up to $2,600,000,000 (or the equivalent thereof denominated in foreign currency or composite currencies such as the European Currency Unit ("ECU")) aggregate principal amount of its senior debt securities consisting of unsecured debentures, notes and/or other evidences of indebtedness ("Debt Securities"), each series of which will be offered on terms to be determined at the time of sale. The Company from time to time may also offer Debt Securities with warrants ("Warrants") to purchase Debt Securities (Debt Securities and Warrants being hereinafter collectively called "Securities"). A Supplement to this Prospectus ("Prospectus Supplement") will be delivered together with this Prospectus in respect of any Debt Securities, including any related Warrants, then being offered and will set forth certain specific terms with respect to such Securities, which may include, among other items:

           - title;

           - authorized denominations;

           - aggregate principal amount;

           - initial public offering price;

           - maturity;

           - currency or currency unit in which the Debt Securities will be denominated;

           - rate or rates or formula to determine such rate or rates, and time or times of payment of interest, if any;

           - redemption and sinking fund terms, if any;

           - exercise prices and expiration dates of any Warrants;

           - listing, if any, on a securities exchange;

           - underwriter or underwriters, if any, respective amounts to be purchased by them, their compensation and the resulting net proceeds to the Company.

     Securities may be sold to underwriters for public offering pursuant to terms of offering fixed at the time of sale. In addition, Securities may be sold by the Company directly or through agents. See "Plan of Distribution".
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
           EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
              TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS                , 1997

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH ANY OFFERING MADE THEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("1934 Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549; and at the Commission's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (Seven World Trade Center, 13th Floor, New York, N.Y. 10048). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information concerning the Company can also be inspected at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended ("1933 Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered pursuant hereto. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference (i) its Annual Report on Form 10-K for the fiscal year ended January 27, 1996, (ii) the J. C. Penney Funding Corporation ("Funding Corporation") Annual Report on Form 10-K for such fiscal year, (iii) the Company's Quarterly Report on Form 10-Q for the 13 weeks ended April 27, 1996, (iv) the Company's Quarterly Report on Form 10-Q for the 13 and 26 weeks ended July 27, 1996, (v) the Company's Quarterly Report on Form 10-Q for the 13 and 39 weeks ended October 26, 1996, (vi) Funding Corporation's Quarterly Report on Form 10-Q for the 13 weeks ended April 27, 1996, (vii) Funding Corporation's Quarterly Report on Form 10-Q for the 13 and 26 weeks ended July 27, 1996, (viii) Funding Corporation's Quarterly Report on Form 10-Q for the 13 and 39 weeks ended October 26, 1996, (ix) the Company's Current Report on Form 8-K dated August 14, 1996, (x) the Company's Current Report on Form 8-K dated November 3, 1996, (xi) the Company's Current Report on Form 8-K dated February 20, 1997, and (xii) the Company's Current Report on Form 8-K dated February 21, 1997. The aforesaid reports have heretofore been filed by the Company and Funding Corporation with the Commission pursuant to applicable provisions of the 1934 Act.

     All reports and any definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of the filing of such documents.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO: J. C. PENNEY COMPANY, INC., PUBLIC INFORMATION, P. O. BOX 10001, DALLAS, TEXAS 75301-4302. TELEPHONE REQUESTS SHOULD BE DIRECTED TO (972) 431-1488.

                                  THE COMPANY

     The Company is a major retailer operating over 1,200 JCPenney department stores in all 50 states, Puerto Rico, Mexico and Chile. The major portion of the Company's business consists of providing merchandise and services to consumers through department stores that include catalog departments. The JCPenney stores market predominantly family apparel, jewelry, shoes, accessories and home furnishings. The Company also operates a chain of drug stores. With the completion of its acquisition of Eckerd Corporation on February 27, 1997, the Company's drug store operations total approximately 2,699 stores located predominantly throughout the northeastern and southeastern United States. Additionally, the Company owns and operates several insurance companies, which market life, health, accident and credit insurance. The Company finances a portion of its operations through Funding Corporation, a wholly-owned consolidated subsidiary.

     The Company was founded by James Cash Penney in 1902 and incorporated in Delaware in 1924. Its principal executive offices are located at 6501 Legacy Drive, Plano, Texas 75024-3698, and its telephone number is (972) 431-1000. As used in this Prospectus, except as otherwise indicated by the context, the term "Company" means J. C. Penney Company, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Securities will be used to refinance, on a long-term basis, $1.9 billion of short-term debt incurred by the Company in connection with its acquisition of Eckerd Corporation. This short-term debt consists of commercial paper which, at March 13, 1997, had a weighted average interest rate of approximately 5.34% per annum and an average maturity of 78 days.

     The remainder of net proceeds will be used for general corporate purposes, which may include working capital, capital expenditures, repayment of borrowings and investments. Unless otherwise specified in the Prospectus Supplement accompanying this Prospectus, specific allocations of the proceeds will not have been made at the date of the Prospectus Supplement. Pending any specific application, the net proceeds may be initially invested in short term marketable securities or applied to the reduction of short term indebtedness.

     The Company or its subsidiaries may from time to time borrow additional funds or issue additional equity securities, as appropriate. The amounts, terms and timing of any such financings or issuances will depend upon a number of factors, including the operations of the Company and the condition of the financial markets.

                  RATIOS OF AVAILABLE INCOME TO FIXED CHARGES
                      FOR THE COMPANY AND ALL SUBSIDIARIES

                                       52 WEEKS ENDED                 53 WEEKS ENDED    52 WEEKS ENDED
                          ----------------------------------------    --------------    --------------
                          OCT. 26    JAN. 27    JAN. 28    JAN. 29       JAN. 30           JAN. 25
                           1996       1996       1995       1994           1993              1992
                          -------    -------    -------    -------    --------------    --------------
Ratios of available
  income to fixed
  charges...............    3.5        3.7        5.1        4.9           3.8               2.1
Ratios of available
  income to combined
  fixed charges and
  preferred stock
  dividend
  requirement...........    3.2        3.4        4.5        4.3           3.4               1.8

     For purposes of computing the ratios of available income to fixed charges, available income is determined by adding fixed charges to income from continuing operations before income taxes and before capitalized interest. Fixed charges are interest expense and a portion of rental expense representative of interest. For purposes of computing the ratios of available income to combined fixed charges and preferred dividend requirement, fixed charges are further increased by the preferred stock dividend requirement. The interest cost of the LESOP notes guaranteed by the Company is not included in fixed charges.

     The Company believes that due to the seasonal nature of its business, ratios for a period other than a 52 or 53 week period are inappropriate.

                           DESCRIPTION OF SECURITIES

DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture, dated as of April 1, 1994 (said Indenture being herein called the "Indenture"), between the Company and First Trust of California, National Association, Successor Trustee to Bank of America National Trust and Savings Association ("Trustee"). The Indenture in the form in which it was executed is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. The following statements are subject to the detailed provisions of the Indenture, including the definitions therein of certain terms used herein without definition. Wherever particular provisions of the Indenture are referred to below, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Indenture does not limit the amount of Debt Securities which can be issued thereunder. Under the Indenture, Debt Securities may be issued in one or more series, each in an aggregate principal amount (in U.S. dollars or the equivalent thereof denominated in foreign currency or composite currencies such as the ECU) authorized by the Company prior to issuance.

     Reference is made to the Prospectus Supplement for certain specified terms with respect to the Debt Securities being offered hereby, including, but not limited to (1) the terms set forth on the cover page of this Prospectus; (2) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within and the price or prices at which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (3) if the amount of payments of principal of or any premium or interest on any of the Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined; and (4) whether any of the Debt Securities shall be issuable in whole or in part in the form of one or more Global Securities (as described below) and, if so, the Depository for such Global Security or Securities, and the circumstances under which any such Global Security or Securities may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security or Securities may be registered to, a person other than such Depository or its nominee.

     The Debt Securities offered hereby will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     Unless otherwise provided in the Prospectus Supplement, the Debt Securities will be issued only in registered form without coupons and may be issued (in the case of dollar denominated Debt Securities) in denominations of $1,000 and any integral multiple thereof. The Debt Securities of a series may be represented, in whole or in part, by one or more permanent Global Securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Any such Global Security deposited with a Depository or its nominee and bearing the legend required by the Indenture may not be surrendered for transfer or exchange except by the Depository for such Global Security or any nominee of such Depository, except if the Depository notifies the Company that it is unwilling or unable to continue as Depository, or the Depository ceases to be qualified as required by the Indenture, or the Company instructs the Trustee in accordance with the Indenture that such Global Security shall be so registrable and exchangeable, or there shall exist such other circumstances, if any, as may be specified in the applicable Prospectus Supplement.

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by one or more Global Securities will be described in the applicable Prospectus Supplement. Beneficial interests in Global Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depository and the institutions that are participants in the Depository.

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. The Debt Securities may be transferred or exchanged without payment of any service charge, other than any tax or other governmental charge payable in connection therewith. (Article Two)

     The principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the agency or agencies maintained by the Company; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 2.07 and 2.10)

     Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rate) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto. Debt Securities may also be issued under the Indenture upon the exercise of Warrants. See "Warrants" below.

RESTRICTIVE COVENANTS

     Limitations on Liens. The Indenture provides that the Company may not, nor may it permit any Restricted Subsidiary to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any mortgage, security interest, pledge or lien ("mortgage") of or upon any Principal Property or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Principal Amount of the Debt Securities from time to time Outstanding shall be secured equally and ratably by such mortgage, except that this restriction will not apply to (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Company or a Restricted Subsidiary; (3) mortgages on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary; (4) mortgages securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (6) mortgages securing current indebtedness (as defined); or (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (6) provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the Company or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restriction in any aggregate amount which, together with all other such indebtedness outstanding, all attributable debt outstanding under the provisions described in the last sentence under Limitations on Sale and Lease-Back Transactions below and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders' Equity. (Section 5.08)

     Limitations on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), if the purchaser's commitment is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property or of such Principal Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if either (a) the Company or such Restricted Subsidiary would be entitled pursuant to the provision described in the first sentence under Limitations on Liens above to issue, assume or guarantee debt secured by a mortgage on such Principal Property without equally and ratably securing the Debt Securities from time to time outstanding or (b) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Principal Property so leased to the retirement of Debt Securities or other Senior Funded Indebtedness of the Company or a Restricted Subsidiary, subject to reduction as set forth in the Indenture in respect of Debt Securities and other Senior Funded Indebtedness retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity. The Company or any Restricted Subsidiary, however, may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of attributable debt (as defined) which, together with all other such attributable debt outstanding, all indebtedness outstanding under the provision described in the last sentence under Limitations on Liens above and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders' Equity. (Section 5.09)

     Waiver of Covenants. The Indenture provides that the Holders of a majority (unless a greater requirement with respect to any series of Debt Securities is specified for this purpose, in which case the requirement specified) in Principal Amount of the Outstanding Debt Securities of a particular series may waive compliance as to such series with certain covenants or conditions set forth in the Indenture, including those described above. (Section 5.10)

     Consolidation, Merger or Sale of Assets of the Company. The Indenture provides that the Company may not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires its assets is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Debt Securities and the performance of every covenant of the Indenture on the part of the Company, and
(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made will succeed to, and be substituted for, the Company under the Indenture, and the predecessor corporation shall be released from all obligations and covenants under the Indenture and the Debt Securities. (Article Eleven)

     Unless otherwise provided in the Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect such Holders.

DEFINITIONS

     "Principal Amount" means, when used with respect to any Debt Security, the amount of principal thereof that could then be declared due and payable as a result of an Event of Default with respect to such Debt Security. "Principal Property" means all real and tangible property owned by the Company or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment, provided the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders' Equity. "Restricted Subsidiary" means any Subsidiary (as defined) of the Company or of a Restricted Subsidiary which the Company designates as a Restricted Subsidiary, which designation shall not have been canceled. However, no subsidiary for which the designation of Restricted Subsidiary has been canceled may be redesignated as such if during any period following cancellation of its previous designation as a Restricted Subsidiary, such Subsidiary shall have entered into a Sale and Lease-Back Transaction which would have been prohibited had it been a Restricted Subsidiary at the time of such Transaction. "Senior Funded Indebtedness" of the Company means any Funded Indebtedness of the Company unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the Debt Securities to the extent provided in the Indenture. "Senior Funded Indebtedness" of a Restricted Subsidiary means Funded Indebtedness of the Restricted Subsidiary and the aggregate preference on involuntary liquidation of preferred stock of such Subsidiary. "Funded Indebtedness" of a corporation means the principal of (a) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as a guarantor or otherwise, and (c) amendments, renewals and refundings of any such indebtedness. For the purposes of the definition of "Funded Indebtedness", the term "principal" when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared to be due and payable on that date pursuant to the terms of such indebtedness. "Stockholders' Equity" means the aggregate of (a) capital and reinvested earnings, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and consolidated Subsidiaries plus
(b) deferred tax effects. (Section 1.01)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that if an Event of Default shall have occurred and be continuing with respect to any series of Debt Securities at the time Outstanding, either the Trustee or the Holders of not less than 25% (unless a different percentage with respect to any series of Debt Securities is specified for this purpose, in which case the percentage specified) in Outstanding Principal Amount of such series may declare to be due and payable immediately the Principal Amount (or specified portion thereof) of such series, together with interest, if any, accrued thereon. (Section 7.02)

     The Indenture defines an Event of Default with respect to any series of Debt Securities as any one of the following events: (a) default for 30 days in payment of any interest due with respect to any Debt Security of such series;
(b) default for 30 days in making any sinking fund payment due with respect to any Debt Security of such series; (c) default in payment of principal of (or premium, if any, on) any Debt Security of such series when due; (d) default for 90 days after notice to the Company by the Trustee or by Holders of not less than 25% in Principal Amount of the Debt Securities then Outstanding of such series in the performance of any other covenant for the benefit of such series;
(e) certain events of bankruptcy, insolvency and reorganization; and (f) any additional event specified as an "Event of Default" for the benefit of such series. (Section 7.01) No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default, give to the Holders of the Debt Securities of each series as to which such default has occurred notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, or in the payment of any sinking fund installment in respect of any of the Debt Securities, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the series as to which such default has occurred. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. (Section 8.02)

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the Holders of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such Holders. (Section 8.03) The Indenture provides that the Holders of a majority (unless a greater requirement with respect to any series of Debt Securities is specified for this purpose, in which case the requirement specified) in Outstanding Principal Amount of a series of Debt Securities may, subject to certain exceptions, on behalf of the Holders of the Debt Securities of such series direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 7.12)

     The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 5.06)

     In certain cases, the Holders of a majority (unless a greater requirement with respect to any series of Debt Securities is specified for this purpose, in which case the requirement specified) in Outstanding Principal Amount of a series of Debt Securities may on behalf of the Holders of the Debt Securities of such series rescind, as to such series, a declaration of acceleration or waive, as to such series, any past default or Event of Default relating to the Debt Securities of such series, except a default not theretofore cured in payment of the principal of (or premium, if any) or interest, if any, on any of such Debt Securities or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series. (Sections 7.02 and 7.13)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of 66 2/3% (unless a different percentage with respect to any series of Debt Securities is specified for this purpose, in which case the percentage specified) in Principal Amount of the Outstanding Debt Securities of each series affected by such modification, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the Indenture or modifying the rights of the Holders of such Debt Securities, except that no such supplemental indenture may, without the consent of all Holders of affected Debt Securities, (i) change the Stated Maturity of any Debt Security or reduce the principal payable at Stated Maturity or which could be declared due and payable prior thereto or change any redemption price thereof,
(ii) reduce the rate of interest payable on any Debt Security, (iii) adversely affect the terms and provisions, if any, applicable to the conversion or exchange of any Debt Securities, (iv) reduce the aforesaid percentage of Debt Securities of any series or the percentage of Debt Securities of any series specified in Section 5.10 or 7.13, (v) change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any Debt Security, or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 10.02)

SATISFACTION AND DISCHARGE PRIOR TO MATURITY

     The Company may elect to provide with respect to any series of Debt Securities that the Company may satisfy its obligations with respect to any payment of principal (and premium, if any) or interest due on such series of Debt Securities by depositing in trust with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to make such payment when due. If such deposit is sufficient to make all payments of (1) interest on such series of Debt Securities prior to their redemption or maturity, as the case may be, and (2) principal of (and premium, if any) and interest on such series of Debt Securities when due upon redemption or at maturity, as the case may be, all the obligations of the Company under such series of Debt Securities and the Indenture as it relates to such series of Debt Securities will be discharged and terminated except as otherwise provided in the Indenture. "U.S. Government Obligations" are defined to mean (i) securities backed by the full faith and credit of the United States and (ii) depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on such securities backed by the full faith and credit of the United States held by such custodian.

     For United States income tax purposes, it is likely that any such deposit and discharge with respect to any Debt Securities will be treated as a taxable exchange of such Debt Securities for interests in the trust. In that event, a Holder will recognize gain or loss equal to the difference between the Holder's cost or other tax basis for the Debt Securities and the value of the Holder's interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the Debt Securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the United States income tax law.

     In addition, the Company may elect to provide with respect to any series of Debt Securities that the Company may be released from certain of its covenants upon the satisfaction of certain conditions applicable to the securities of such series.

WARRANTS

     The Company may issue with any Debt Securities being offered by it Warrants for the purchase of other Debt Securities. Each issue of Warrants will be issued under, and will be governed by, a Warrant Agreement ("Warrant Agreement"), to be entered into between the Company and a warrant agent ("Warrant Agent"), to be described in the Prospectus Supplement relating to the Debt Securities with which the Warrants are to be issued. The proposed Warrant Agreement, including the form of proposed Warrant Certificate representing the Warrants, substantially in the form in which it is to be executed, is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summaries of certain provisions of the Warrant Agreement and Warrant Certificates do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions set forth in the Warrant Agreement and Warrant Certificates, respectively, including the definitions thereof of certain terms.

     Reference is made to the Prospectus Supplement relating to the Securities, the Warrant Agreement relating to the Warrants and the Warrant Certificates representing the Warrants for certain specific terms of the Warrants, which may include: (1) designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Warrants; (2) designation and terms of any related Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (3) date, if any, on and after which the Warrants and the related Debt Securities will be separately transferable; (4) principal amount of Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) date on which the right to exercise the Warrants shall commence ("Commencement Date") and date on which such right shall expire ("Expiration Date"); and (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form.

     Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations, and Warrants may be exercised, at the agency or agencies maintained for such purposes. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

     Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth, or be determinable as set forth, in the Prospectus Supplement relating to the Securities. Each Warrant may be exercised in whole but not in part at any time on and after the Commencement Date and up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Securities. After the close of business on the Expiration Date, unexercised Warrants will become void.

     The exercise price of the Warrants will be that price applicable on the date of receipt of payment therefor determined as set forth in the Prospectus Supplement relating to the Securities. Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the agency or agencies maintained by the Company for such purpose, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the Warrants remaining unexercised.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for the Company by C. R. Lotter, Executive Vice President, Secretary and General Counsel of the Company, and for any underwriters, agents or purchasers by Dewey Ballantine, New York, New York. As of February 28, 1997, Mr. Lotter owned 31,162 shares of Common Stock and Common Stock voting equivalents of the Company, including shares credited to his accounts under the Company's Savings and Profit-Sharing Retirement Plan and Savings, Profit-Sharing and Stock Ownership Plan. As of February 28, 1997, he had outstanding options to purchase 85,540 shares of Common Stock.

                                    EXPERTS

     The financial statements and schedules as of January 27, 1996, January 28, 1995 and January 29, 1994, and for each of the years then ended contained or incorporated by reference in (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996 and (b) Funding Corporation's Annual Report on Form 10-K for the fiscal year ended January 27, 1996 have been incorporated herein by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants (which reports each dated February 22, 1996 are incorporated herein by reference to the aforementioned Annual Reports on Form 10-K), and upon the authority of said firm as experts in accounting and auditing. The Independent Auditors' Reports of KPMG Peat Marwick LLP covering the aforementioned consolidated financial statements and schedules of the Company refer to the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, adopted by the Company in 1993, to the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, adopted by the Company in 1994, and to the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, adopted by the Company in 1995. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company and Funding Corporation issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon their reports and said authority.

                              PLAN OF DISTRIBUTION

     The Company may offer the Securities from time to time (i) through underwriters or dealers, (ii) directly to one or more institutional purchasers, or (iii) through agents.

     Sales of Securities through underwriters may be through underwriting syndicates led by one or more managing underwriters. The specific managing underwriter or underwriters which may act with respect to the offer and sale of any series of Securities are set forth on the cover of the Prospectus Supplement in respect of such series and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement.

     Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the 1933 Act.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts. The Prospectus Supplement relating thereto will also set forth the price to be paid for Securities pursuant to such contracts, the commissions payable for solicitation of such contracts, the date or dates in the future for delivery of Securities pursuant to such contracts and any conditions to which such contracts will be subject.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the 1933 Act.

     Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses (exclusive of underwriting discounts and commissions) in connection with the issuance and distribution of the Securities registered hereunder.

Securities and Exchange Commission registration fee.........  $  787,879
"Blue Sky" expenses.........................................      20,000*
Printing expenses...........................................     125,000*
Trustee's fees and expense..................................      35,000*
Accounting fees.............................................      35,000*
Rating agency fees..........................................     375,000*
Miscellaneous expenses......................................      32,121*
                                                              ----------

     Total..................................................  $1,410,000
                                                              ==========

---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware permits indemnification of the directors and officers of the Company involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of the Company, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of the Company) any liabilities which they may have incurred in consequence of such action, suit or proceeding under the conditions stated in said Section.

     Article X of the Company's Bylaws provides, in substance, for indemnification by the Company of its directors and officers in accordance with the provisions of the General Corporation Law of Delaware. The Company has entered into indemnification agreements with its current directors and certain of its current officers which generally provide for indemnification by the Company except as prohibited by applicable law. To provide some assurance of payment to the indemnitees of amounts to which they may become entitled pursuant to the aforesaid agreements, the Company has funded a trust.

     In addition, the Company has purchased insurance coverage under policies which insure the Company for amounts which the Company is required or permitted to pay as indemnification of directors and certain officers of the Company and its subsidiaries, and which insure directors and certain officers of the Company and its subsidiaries against certain liabilities which might be incurred by them in such capacities and for which they are not entitled to indemnification by the Company.

     Furthermore, the Company, as well as its directors and officers, may be entitled to indemnification by any underwriters named in the Prospectus Supplement against certain civil liabilities under the 1933 Act under agreements entered into between the Company and such underwriters.

ITEM 16. EXHIBITS.

  1(a) Form of proposed Underwriting Agreement (including form of proposed Delayed Delivery Contract) (filed as Exhibit 1 to the Company's Registration Statement on Form S-3, SEC File
        No. 2-79577, and incorporated herein by reference)

   (b) Form of Proposed Agency Agreement (filed as Exhibit 1(b) to the Company's Registration Statement on Form S-3, SEC File
        No. 333-06883, and incorporated herein by reference)

  4(a) Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association,
        Successor Trustee to Bank of America National Trust and
        Savings Association (filed as Exhibit 4(a) to the Company's
        Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

   (b) Forms of Debt Securities registered hereunder may include the following, among others:

        (i)   Form of      % Note Due           (filed as Exhibit
        4(b)(i) to the Company's Registration Statement on Form S-3,
              SEC File No. 33-53275, and incorporated herein by
              reference)

        (ii)  Form of Zero Coupon Note Due           (filed as
        Exhibit 4(b)(ii) to the Company's Registration Statement on
              Form S-3, SEC File No. 33-53275, and incorporated
              herein by reference)

        (iii)  Form of      % Debenture Due           (Original
        Issue Discount) (filed as Exhibit 4(b)(iii) to the Company's
               Registration Statement on Form S-3, SEC File No.
               33-53275, and incorporated herein by reference)

        (iv)  Form of      % Debenture Due           (filed as
        Exhibit 4(b)(iv) to the Company's Registration Statement on
              Form S-3, SEC File No. 33-53275, and incorporated
              herein by reference)

        (v)   Form of      % Sinking Fund Debenture Due
        (filed as Exhibit 4(b)(v) to the Company's Registration
              Statement on Form S-3, SEC File No. 33-53275, and
              incorporated herein by reference)

        (vi) Form of Extendible Note (filed as Exhibit 4(b)(vi) to the Company's Registration Statement on Form S-3, SEC File
              No. 33-53275, and incorporated herein by reference)

        (vii)  Form of Medium-Term Note, Series   (Fixed Rate)
        (filed as Exhibit 4(b)(vii) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

        (viii) Form of Medium-Term Note, Series   (Floating Rate)
        (filed as Exhibit 4(b)(viii) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

   (c) Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to the
        Company's Registration Statement on Form S-3, SEC File No.
        33-53275, and incorporated herein by reference)

  5 Opinion of C. R. Lotter with respect to the validity of the Securities

 12     Computation of ratios (Computation of Ratios of Available
        Income to Combined Fixed Charges and Preferred Stock
        Dividend Requirement and Computation of Ratios of Available
        Income to Fixed Charges for the 52 weeks ended October 26,
        1996, January 27, 1996, January 28, 1995, and January 29,
        1994, for the 53 weeks ended January 30, 1993, and for the 52 weeks ended January 25, 1992, respectively, were filed as Exhibits 12 (a) and 12(b), respectively, to the Company's
        Quarterly Report on Form 10-Q for the 13 and 39 weeks ended
        October 26, 1996, and the Company's Annual Reports on Form
        10-K for each of the years ended January 27, 1996, January
        28, 1995, January 29, 1994, January 30, 1993, and January
        25, 1992, respectively (SEC File No. 1-777), which Reports are incorporated herein by reference)

 23(a)  Consent of KPMG Peat Marwick LLP

   (b)  Consent of C. R. Lotter (see Exhibit 5)

 24     Powers of Attorney

 25 Statement of Eligibility on Form T-1 of First Trust of California, National Association, as Successor Trustee under the Indenture pursuant to which the Debt Securities registered hereunder are to be issued (filed as Exhibit 25 to the Company's Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference)

 99     Form of Pricing Supplement (filed as Exhibit 99 to the
        Company's Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PLANO AND STATE OF TEXAS, ON THE 14TH DAY OF MARCH, 1997.

                                          J. C. PENNEY COMPANY, INC.

                                          By:         /s/ D. A. MCKAY
                                            ------------------------------------
                                                        D. A. MCKAY
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                       SIGNATURES                                     TITLE                   DATE
                       ----------                                     -----                   ----

                                                            Chairman of the Board and
                                                             Chief Executive Officer
                                                              (principal executive
                                                                    officer);
                  J. E. OESTERREICHER*                              Director             March 14, 1997
--------------------------------------------------------
                  J. E. OESTERREICHER

                                                               President and Chief
                     W. B. TYGART*                         Operating Officer; Director   March 14, 1997
--------------------------------------------------------
                      W. B. TYGART

                                                              Senior Vice President
                                                           and Chief Financial Officer
                    /s/ D. A. MCKAY*                      (principal financial officer)  March 14, 1997
--------------------------------------------------------
                      D. A. MCKAY

                                                                 Vice President
                                                                 and Controller
                                                              (principal accounting
                     W. J. ALCORN*                                  officer)             March 14, 1997
--------------------------------------------------------
                      W. J. ALCORN

                      M. A. BURNS*                                  Director             March 14, 1997
--------------------------------------------------------
                      M. A. BURNS

                    C. H. CHANDLER*                                 Director             March 14, 1997
--------------------------------------------------------
                     C. H. CHANDLER

                   V. E. JORDAN, JR.*                               Director             March 14, 1997
--------------------------------------------------------
                   V. E. JORDAN, JR.

                      GEORGE NIGH*                                  Director             March 14, 1997
--------------------------------------------------------
                      GEORGE NIGH

                    J. C. PFEIFFER*                                 Director             March 14, 1997
--------------------------------------------------------
                     J. C. PFEIFFER

                    A. W. RICHARDS*                                 Director             March 14, 1997
--------------------------------------------------------
                     A. W. RICHARDS

                       SIGNATURES                                     TITLE                   DATE
                       ----------                                     -----                   ----
                  C. S. SANFORD, JR.*                               Director             March 14, 1997
--------------------------------------------------------
                   C. S. SANFORD, JR.

                     R. G. TURNER*                                  Director             March 14, 1997
--------------------------------------------------------
                      R. G. TURNER

                    J. D. WILLIAMS*                                 Director             March 14, 1997
--------------------------------------------------------
                     J. D. WILLIAMS

                  *By: /s/ D. A. MCKAY
  ---------------------------------------------------
                      D. A. MCKAY
                    ATTORNEY-IN-FACT

     COPIES OF POWERS OF ATTORNEY AUTHORIZING W. J. ALCORN, R. B. CAVANAUGH, C.
R. LOTTER, AND D. A. MCKAY, AND EACH OF THEM, TO SIGN THIS REGISTRATION STATEMENT ON BEHALF OF THE ABOVE NAMED DIRECTORS AND OFFICERS, ARE BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SIMULTANEOUSLY HEREWITH.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  1(a)   Form of proposed Underwriting Agreement (including form of proposed Delayed Delivery Contract) (filed as Exhibit 1 to the Company's Registration Statement on Form S-3, SEC File
         No. 2-79577, and incorporated herein by reference)

   (b) Form of Proposed Agency Agreement (filed as Exhibit 1(b) to the Company's Registration Statement on Form S-3, SEC File
         No. 333-06883, and incorporated herein by reference)

  4(a) Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association,
         Successor Trustee to Bank of America National Trust and
         Savings Association (filed as Exhibit 4(a) to the Company's
         Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

   (b) Forms of Debt Securities registered hereunder may include the following, among others:

         (i)   Form of      % Note Due           (filed as Exhibit
               4(b)(i) to the Company's Registration Statement on Form S-3,
               SEC File No. 33-53275, and incorporated herein by
               reference)

         (ii)  Form of Zero Coupon Note Due           (filed as
               Exhibit 4(b)(ii) to the Company's Registration Statement on
               Form S-3, SEC File No. 33-53275, and incorporated
               herein by reference)

         (iii) Form of      % Debenture Due           (Original
               Issue Discount) (filed as Exhibit 4(b)(iii) to the Company's
               Registration Statement on Form S-3, SEC File No.
               33-53275, and incorporated herein by reference)

         (iv)  Form of      % Debenture Due           (filed as
               Exhibit 4(b)(iv) to the Company's Registration Statement on
               Form S-3, SEC File No. 33-53275, and incorporated
               herein by reference)

         (v)   Form of      % Sinking Fund Debenture Due
               (filed as Exhibit 4(b)(v) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

         (vi) Form of Extendible Note (filed as Exhibit 4(b)(vi) to the Company's Registration Statement on Form S-3, SEC File
               No. 33-53275, and incorporated herein by reference)

         (vii) Form of Medium-Term Note, Series   (Fixed Rate)
               (filed as Exhibit 4(b)(vii) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

         (viii)Form of Medium-Term Note, Series   (Floating Rate)
               (filed as Exhibit 4(b)(viii) to the Company's Registration
               Statement on Form S-3, SEC File No. 33-53275, and
               incorporated herein by reference)

   (c) Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to the
         Company's Registration Statement on Form S-3, SEC File No.
         33-53275, and incorporated herein by reference)

  5 Opinion of C. R. Lotter with respect to the validity of the Securities

 12      Computation of ratios (Computation of Ratios of Available
         Income to Combined Fixed Charges and Preferred Stock
         Dividend Requirement and Computation of Ratios of Available
         Income to Fixed Charges for the 52 weeks ended October 26,
         1996, January 27, 1996, January 28, 1995, and January 29,
         1994, for the 53 weeks ended January 30, 1993, and for the 52 weeks ended January 25, 1992, respectively, were filed as Exhibits 12 (a) and 12(b), respectively, to the Company's
         Quarterly Report on Form 10-Q for the 13 and 39 weeks ended
         October 26, 1996, and the Company's Annual Reports on Form
         10-K for each of the years ended January 27, 1996, January
         28, 1995, January 29, 1994, January 30, 1993, and January
         25, 1992, respectively (SEC File No. 1-777), which Reports are incorporated herein by reference)

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 23(a)   Consent of KPMG Peat Marwick LLP

   (b)   Consent of C. R. Lotter (see Exhibit 5)

 24      Powers of Attorney

 25      Statement of Eligibility on Form T-1 of First Trust of
         California, National Association, as Successor Trustee under the Indenture pursuant to which the Debt Securities registered hereunder are to be issued (filed as Exhibit 25 to the Company's Registration Statement on Form S-3, SEC
         File No. 333-06883, and incorporated herein by reference)

 99      Form of Pricing Supplement (filed as Exhibit 99 to the
         Company's Registration Statement on Form S-3, SEC File No.
         33-53275, and incorporated herein by reference)